EXHIBIT 99(b)


                    CERTIFICATION OF CHIEF EXECUTIVE OFFICER
                       PURSUANT TO 18 U.S.C. SECTION 1350

         In connection with the Form 10-QSB of CommerceFirst Bancorp, Inc. for the three months ended March 31, 2003, I, Richard J. Morgan, President and Chief Executive Officer of CommerceFirst Bancorp, Inc., hereby certify pursuant to 18 U.S.C.ss.1350, as adopted pursuant toss.906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

(1) such Form 10-QSB for the three months ended March 31, 2003, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in such Form 10-QSB for the three months ended March 31, 2003, fairly presents, in all material respects, the financial condition and results of operations of CommerceFirst Bancorp, Inc.

 /s/ Richard J. Morgan
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Richard J. Morgan
President and Chief Executive Officer